UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

___________________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 8, 2011

GENTA INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-19635		33-0326866
(Commission File Number)		(IRS Employer Identification No.)

200 Connell Drive Berkeley Heights, NJ		07922
(Address of Principal Executive Offices)		(Zip Code)

(908) 286-9800
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

___________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre -commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Genta Incorporated, (the Company), held its 2011 Annual Meeting of Stockholders on July 8, 2011. The stockholders voted on the following matters:

Proposal 1. Election of Board of Directors

Stockholders elected each of the Board’s five director nominees as set forth below:

Director	Votes For	Withheld	Broker Non-Votes
Raymond P. Warrell, Jr. M.D.	31,299,396	2,070,303	67,717,005
Marvin E. Jaffe, M.D	31,607,741	1,761,958	67,717,005
Christopher P. Parios	31,743,905	1,625,794	67,717,005
Ana I. Stancic	31,732,236	1,637,463	67,717,005
Daniel D. Von Hoff, M.D.	31,669,749	1,699,950	67,717,005

Proposal 2. To approve an amendment and restatement of our 2009 Stock Incentive Plan to change the number of shares of Common Stock authorized for issuance under our plan

Stockholders voted to not approve the amendment and restatement of the 2009 Stock Incentive Plan

For	16,233,911
Against	3,736,356
Abstain	13,399,432
Broker Non-Votes	67,717,005

Proposal 3. To ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the year ended December 31, 2011

Stockholders voted to ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the year ended December 31, 2011.

For	88,401,275
Against	7,171,894
Abstain	5,513,535
Broker Non-Votes	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTA INCORPORATED
Date:	July 8, 2011	By:	/s/ GARY SIEGEL
			Name:	Gary Siegel
			Title:	Vice President, Finance